Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Amendment No.1 to Registration Statement on Form F-4 (File No. 333-285721) of our report dated July 25, 2024 with respect to our audits of the consolidated financial statements of Xtribe P.L.C. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, and to the reference to us under the caption “Experts.”

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

March 28, 2025